UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On April 1, 2019, Michael DiFranco fully transitioned into his role as Executive Vice President, Operations of Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” or “our”), in which capacity Mr. DiFranco will now serve as an executive officer of the Company.

Mr. DiFranco, age 54, joined the Company in November 2018. As the Company’s Executive Vice President, Operations, Mr. DiFranco is responsible for the operational and financial performance of the Company’s multi-family housing portfolio. Prior to joining the Company, from 2005 to 2016, Mr. DiFranco held several roles of increasing responsibilities with Aimco (AIV), including serving four years as Senior Vice President of Financial Operations. From 2016 to 2018, Mr. DiFranco served as Senior Vice President of Financial Operations with The Irvine Company Apartment Communities, overseeing Revenue Management, Business Intelligence and Portfolio Management. Mr. DiFranco received a B.A in Business from Texas A&M University, College Station, an M.B.A from The University of Texas at Austin and an M.S. in Information Systems from The University of Colorado, Denver.

There are no family relationships between Mr. DiFranco and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. DiFranco and any other persons pursuant to which Mr. DiFranco was selected as an executive officer of the Company, and there are no transactions involving Mr. DiFranco requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. DiFranco’s employment with the Company, we, Bluerock Residential Holdings, L.P, a Delaware limited partnership and the operating partnership subsidiary of the REIT (the “Operating Partnership”) and Bluerock REIT Operator, LLC, a Delaware limited liability company and our indirect subsidiary (the “REIT Operator”), entered into an employment agreement with Mr. DiFranco, which sets forth the terms and conditions of Mr. DiFranco’s service as our Executive Vice President, Operations (the “Employment Agreement”). The Employment Agreement otherwise contains terms substantially similar to the employment agreements of the Company’s other executive officers, including those related to termination, and restrictive covenants relating to non-competition, non-solicitation of the Company’s employees and customers, intellectual property, confidential information and non-disparagement, and includes the following terms specific to Mr. DiFranco.

Term. The Employment Agreement is effective as of November 5, 2018 and will continue in effect for an initial term through and including December 31, 2020, subject to automatic renewals of additional successive one-year periods unless either party thereto provides at least sixty (60) days’ advance notice of non-renewal.

Duties. The Employment Agreement provides that Mr. DiFranco will perform duties and provide services to us that are commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as may reasonably be assigned to him from time to time by the board of directors or the Chief Executive Officer. The Employment Agreement otherwise provides for duties substantially similar in scope to those contained in the employment agreements between the Company and its other executive officers.

Compensation. The Employment Agreement provides that Mr. DiFranco will receive an annual base salary of not less than $300,000 and will be eligible to receive an annual cash bonus with a target amount of 66.67% of his annual base salary, subject to performance criteria and targets established and administered by our board of directors (or a committee thereof). In addition, Mr. DiFranco will be eligible to receive (a) annual grants of time-vested equity awards in the form of LTIP Units (each, an “Annual LTIP Award”), determined by dividing (x) $100,000 by (y) the volume weighted average price of a share of the Company’s Class A Common Stock, as reported on the NYSE American (or then-applicable exchange), for the twenty (20) trading days immediately preceding the date of grant of such award (the “Employment Agreement VWAP”), which will vest and become nonforfeitable in three equal installments on each anniversary of grant; and (b) annual grants of long term performance equity awards in the form of LTIP Units (each, a “Long Term Performance Award”) for a three-year performance period, subject to performance criteria and targets established and administered by the compensation committee of our board of directors, in a number up to 150% of that year’s Annual LTIP Award for Mr. DiFranco, which will vest and become nonforfeitable effective as of the last day of the performance period; in each case, subject to certain clawback and termination provisions.

Mr. DiFranco will also be eligible to participate in all executive incentive programs and will be eligible to participate in employee benefit programs made available to our senior executive officers from time to time and to receive certain other prerequisites as described in the Employment Agreement.

Severance Payments. The Employment Agreement provides that if Mr. DiFranco’s service relationship is terminated by us without “cause” (as defined in such Employment Agreement and including non-renewal of such Employment Agreement by us) or by Mr. DiFranco for “good reason” (as defined in the agreement and described below), and, if Mr. DiFranco executes a release of claims, he will be eligible to receive (1) a lump sum cash payment equal to the sum of (a) his base salary and (b) his annual bonus with respect to the immediately preceding calendar year (or, if any such termination of employment occurs during calendar year 2019, his 2018 annual bonus will be annualized for purposes of calculating his annual bonus for the immediately preceding calendar year); and (2) other payments and benefits substantially similar to those contained in the employment agreements between the Company and each of its other executive officers.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement with Mr. DiFranco, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated as of November 5, 2018, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Michael DiFranco

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: April 5, 2019	By:	/s/ Jordan B Ruddy
Jordan B. Ruddy
Chief Operating Officer and President

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 5, 2018, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Michael DiFranco